EXHIBIT 10.10

SALES LINKED FINANCE LTD.
PROGRESSIVE FINANCING FOR SUCCESS

YAK COMMUNICATIONS
55 TOWN CENTRE DRIVE UNIT 506
SCARBOROUGH, ONTARIO
M1P 4X4
ATTN: CHARLES ZWEBNER
DECEMBER 2, 1999

DEAR MR. ZWEBNER:

AS EXPRESSED IN OUR LETTER OF INTENTION TO YAK COMMUNICATIONS, DATED NOVEMBER 28, 1999, THE TERMS AND CONDITIONS PROPOSED TO YOUR COMPANY INDICATE THERE IS A MINIMUM EXPECTED VOLUME OF $200,000.00 A MONTH.

PROVIDED THE EXPECTED VOLUME IS ACHIEVED, SLF WILL BE ABLE TO FINANCE ANY TRANSACTIONS UP TO $3,000,000.00 A MONTH. UNDERWRITING OF THE INVOICES WILL BE DONE ACCORDING TO THE COMPANY'S DUE DILIGENCE PROCESS.

THANK YOU, VERY MUCH FOR YOUR PROMPT ATTENTION.

YOURS TRULY,

/S/OSCAR ROMBOLA

OSCAR ROMBOLA
STRATEGIC BUSINESS DEVELOPMENT DIRECTOR
SLF SALES LINKED FINANCE LTD.

940 The East Mall
Suite 303
Toronto, ON M9B 6J7

Tel: 416.621.2258
Fax:416.621.7242
1.888.503.4528
sales@ezcapital.com
www.ezcapital.com